EXHIBIT 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                In connection with the Quarterly Report of VendingData Corporation (the “Company”) on Form 10-QSB for the quarterly period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Steven J. Blad, Chief Executive Officer and President of the Company, and Douglas H. Caszatt, Acting Chief Financial Officer and Controller of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Steven J. Blad	Dated:	August 10, 2004
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Steven J. Blad
Title:	Chief Executive Officer and President

By:	/s/ Douglas H. Caszatt	Dated:	August 10, 2004
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Douglas H. Caszatt
Title:	Acting Chief Financial Officer and Controller

                This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.